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                                                                   EXHIBIT 1.1

                                3,000,000 Shares

                             PEREGRINE SYSTEMS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                              March __, 1997

UBS Securities LLC
Oppenheimer & Co., Inc.
As Representatives of the Several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, NY  10171

Ladies and Gentlemen:
     Peregrine Systems, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,100,000 shares (the "Company Shares") of its authorized but unissued Common Stock, $.001 par value per share (the "Common Stock"), to the several Underwriters listed on SCHEDULE A to this Agreement (collectively, the "Underwriters"). Certain stockholders of the Company listed on SCHEDULE B hereto (the "Selling Stockholders"), including certain principal securityholders denoted on such Schedule B (the "Principal Stockholders"), propose to sell an aggregate of 900,000 shares of Common Stock (the "Seller Shares") to the Underwriters. Each Selling Stockholder proposes to sell that number of Seller Shares set forth opposite such Selling Stockholder's name in Schedule B hereto. The Company Shares and the Seller Shares are hereinafter collectively referred to as the "Firm Shares." Certain of the Selling Stockholders also propose to grant, as set forth on Schedule B across from such Selling Stockholders' names in the column entitled "Option Shares," to the Underwriters an option to purchase up to 450,000 additional shares (the "Option Shares") of Common Stock on the terms and for the purposes set forth in Section 3(c). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The Company wishes to confirm as follows its agreements with you (the "Representatives") and the other Underwriters on whose behalf you are acting in connection with the several purchases by the Underwriters of the Shares.


                                      1.

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     1.   REGISTRATION STATEMENT.  A registration statement on  Form S-1 (File
No. 333-21483) including a prospectus relating to the Shares and each amendment thereto has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Three conformed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith, have been delivered to you. Conformed copies of such registration statement and amendments (without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing all Rule 430A Information (as hereinafter defined) will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations).

     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes or became effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

          (A) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or


                                      2.

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instituted proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations. When the Registration Statement became or becomes, as the case may be, effective (the "Effective Date") and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined), any later date on which Option Shares are to be purchased (the "Option Closing Date") and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, (i) the Registration Statement and Prospectus, and any amendments or supplements thereto, will contain all statements which are required to be stated therein by, and will comply with the requirements of, the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to statements contained in the ____ and ____ paragraphs of the section of the Prospectus entitled "Underwriting," the table included in the section entitled "Underwriting" which identifies the underwriters and the allocation of the shares among them, or the information in the last paragraph on the outside front cover page of the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (B) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations) other than Peregrine Systems GmbH, Peregrine Systems (U.K.) Limited, and Peregrine Bridge Subsidiary, Inc. (collectively, the "Subsidiaries"). The Company owns all of the outstanding capital stock of each of the Subsidiaries [, except for qualifying directors' shares, if any.] Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the domestically domiciled Subsidiaries and the charter documents of the foreign-domiciled Subsidiaries and all amendments thereto have been delivered to the


                                      3.

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Representatives, and except as set forth in the exhibits to the Registration
Statement no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially by the Company [(except for qualifying directors' shares, if any)] subject to no security interest, other encumbrance or adverse claims, other than restrictions on transfer under applicable securities laws.

          (C) The Company has full legal power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which its properties are bound, or (ii) the certificate of incorporation or bylaws of the Company or any Subsidiary, or (iii) any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body to which the Company or any Subsidiary is subject. The Company is not required to obtain or make (as the case may be) any consent, approval, authorization, order, designation or filing by or with any court or regulatory, administrative or other governmental agency or body as a requirement for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under state securities or blue sky ("Blue Sky") laws or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (D) Except as disclosed in the Prospectus, there is not pending or, to the Company's knowledge, threatened, any action, suit, claim, proceeding or investigation against the Company or its Subsidiaries or any of their respective officers or any of their


                                      4.

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respective properties, assets or rights before any court or governmental agency or body or otherwise which might result in a Material Adverse Effect, or prevent consummation of the transactions contemplated hereby. There are no agreements, contracts, leases or documents that are required to be described in the Prospectus, or to be filed as exhibits to the Registration Statement, by the Act or by the Rules and Regulations that have not been accurately described in all material respects in the Prospectus or filed as exhibits to the Registration Statement.

          (E) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive right or other right to subscribe for or purchase securities. The authorized and outstanding capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus (and such description correctly states the substance of the provisions of the instruments defining the capital stock of the Company). The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable. No preemptive right, co-sale right, registration right, right of first refusal or other similar rights of securityholders exists with respect to any of the Shares or the issue and sale thereof other than those that have been expressly waived prior to the date hereof. No further approval or authorization of any security holder, the Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares by the Company, except as may be required under the Act, the Exchange Act or under state securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

          (F) Arthur Andersen LLP, who have examined the financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations. The financial statements of the Company, together with the related schedules and notes, forming part of the Registration Statement and Prospectus, fairly


                                      5.

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present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. All financial statements, together with the related schedules and notes, filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles as in effect in the United States consistently applied throughout the periods involved except as may be otherwise stated in the Registration Statement. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement.

          (G) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change, or any development which in the Company's reasonable judgment is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, (ii) any transaction which is material to the Company or its Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiaries have any material contingent obligation which is not disclosed in the Registration Statement or for which an appropriate reserve has not been established in the financial statements of the Company included as part of the Registration Statement.

          (H) (i) The Company and each Subsidiary have good and valid title to all material properties and assets described in the Prospectus as owned by them, free and clear of any pledge, lien, security interest, charge, encumbrance, claim, equitable interest, or restriction, except for such pledges, liens, security interests, charges, encumbrances, claims, equitable interests, or restrictions that, individually or in the aggregate, would not result in a Material Adverse Effect, (ii) the agreements to which the Company or any Subsidiary is a party described in the Prospectus are valid agreements, enforceable against the Company or such Subsidiary in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements and (iii) the Company and each Subsidiary have valid and enforceable leases for the properties described in the Prospectus as leased by them, except as enforcement thereof


                                      6.

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may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and such leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement.

          (I) The Company and each Subsidiary now hold and at the Closing Date and any later Option Closing Date, as the case may be, will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities, necessary to the conduct of their businesses (as such businesses are currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect, and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation, bylaws or other charter documents, as applicable, or, except for defaults or violations which would not have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or any of its properties are bound, or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body.

          (J) The Company and each Subsidiary have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns and have paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary which might have a Material Adverse Effect. All material tax liabilities are adequately provided for within the financial statements of the Company.

          (K) The Company and its Subsidiaries maintain insurance of the types and in the amounts adequate for their business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (L) Neither the Company nor any of its Subsidiaries is involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance threatened.

          (M) Except as described in the Prospectus, the Company and each Subsidiary own or possess adequate licenses or other rights to use all patents, patent


                                      7.

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applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their businesses as conducted and as proposed to be conducted as described in the Prospectus. The Company has no knowledge that it or any Subsidiary lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described in the Prospectus, except as described in the Prospectus. The Prospectus fairly and accurately describes in all material respects the Company's rights with respect to the Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property. The Company is not aware of any Intellectual Property of others which are infringed upon by potential products or processes of the Company or any Subsidiary referred to in the Prospectus in such a manner as to result in a Material Adverse Effect.

          (N) The Company and each Subsidiary are conducting their businesses in compliance with all of the laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect.

          (O) The Company is not an "investment company," or a "promoter" or "principal underwriter" for a registered investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

          (P) Neither the Company nor any of its Subsidiaries has incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby.

          (Q) The Company and each of its Subsidiaries is (i) in compliance with any and all applicable federal, foreign, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, or failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's


                                      8.

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or its Subsidiaries' activities involving Hazardous Materials.  "Hazardous
Materials" means any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          (R) Neither the Company nor any of its Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public of quasi-public duties, other than payments required or permitted by the laws of the United States.

          (S) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Shares have been approved for quotation as a National Market Security on The Nasdaq Stock Market, Inc. ("Nasdaq National Market"), subject to notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

          (T) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and at any later Option Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders, and with respect to Section 3(h) and (i) each of the Principal Stockholders only, severally and not jointly, represents and warrants with respect to the Seller Shares set forth opposite its name on Schedule B hereto that:

          (A) This Agreement, the Custody Agreement signed by the Selling Stockholders and ChaseMellon Shareholder Services, LLC as Custodian, relating to the deposit of the Seller Shares (the "Custody Agreement") and the Power of Attorney appointing certain individuals as the Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") have been duly authorized, executed and delivered by or on behalf of the Selling Stockholders and are valid and binding agreements of the Selling Stockholders enforceable in accordance with their terms, except as rights to


                                      9.

indemnity and contribution hereunder may be limited by applicable law and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally, or by general equitable principles.

          (B) The execution and delivery by each of the Selling Stockholders of, and the performance by each such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney do not contravene any provision of applicable law, and will not result in (i) any violation of the Selling Stockholder's charter or bylaws (if the Selling Stockholder is not an individual), (ii) the material breach or violation of any of the terms and provisions, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which its properties are bound, (iii) the material breach or violation of any statute, rule or regulation, of any regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or operations, or (iv) the breach or violation of any judgment, order, writ or decree of any government, arbitrator, court, regulatory body or administrative agency, or other governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or operations;

          (C) No authorization, approval or consent of any regulatory body or administrative agency or other governmental agency or body is necessary in connection with the performance of this Agreement and consummation of the transactions herein contemplated by the Selling Stockholders except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and the distribution of the Shares by the Underwriters;

          (D) The Selling Stockholder has, and on the Closing Date will have good and valid title to such Selling Stockholder's Seller Shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power-of-Attorney, and to sell, transfer and deliver such Seller Shares, except that no representation is made with respect to federal and state securities laws.

          (E) Delivery of the Selling Stockholders' Seller Shares against payment therefor will transfer to the Underwriters good and valid title to such Seller Shares, free and clear of any security interests, claims, liens, equities and other encumbrances (except for those resulting from the Power of Attorney and the Custody Agreement and restrictions on transfer under applicable securities laws).


                                     10.

          (F) All information furnished by or on behalf of the Selling Stockholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

          (G) Neither the Selling Stockholder nor, if applicable, any of its respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares other than entering into the lock-up agreements described in the Prospectus.

          (H) Without taking any action to verify independently the Company's representations or warranties made in this Agreement, and without assuming responsibility for the accuracy, completeness or fairness of such representations and warranties, no Principal Stockholder has any reason to believe that the Company's representations and warranties contained in this Agreement are not accurate.

          (I) No Principal Stockholder is aware that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     4.   PURCHASE OF THE SHARES BY THE UNDERWRITERS.

          (A) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell the Company Shares to the several Underwriters, (ii) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters that number of Seller Shares set forth opposite such Selling Stockholder's name in Schedule B hereto, and (iii) each of the Underwriters agrees to purchase from the Company and the Selling Stockholders the respective aggregate number of Firm Shares set forth opposite its name on Schedule A, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to
Section 4(b) hereof. The price at which such Firm Shares shall be sold by the Company and purchased by the several Underwriters shall be $_____ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 4, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified on Schedule A.

          (B) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under


                                     11.

the provisions of Section 12 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within twenty-four (24) hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares and portion, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis (as adjusted by you in such manner as you deem advisable to avoid fractional shares) to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within twenty-four
(24) hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such Shares and portion on the terms herein set forth.
In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 6 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 6 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          (C) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, certain of the Selling Stockholders grant an option to the several Underwriters to purchase up to the number of Option Shares specified opposite such Selling Stockholders' name on Schedule B under the column entitled "Option Shares" at the same price per share as the Underwriters shall


                                     12.

pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or facsimile notice by you to the [attorneys for the Selling Stockholders] setting forth the aggregate number of shares of the Option Shares as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Shares, and payment therefor, shall be made as provided in Section 6 hereof. Each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, the exact number of shares to be adjusted by you in such manner as you deem advisable to avoid fractional shares.

     5.   OFFERING BY UNDERWRITERS.

          (A) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

          (B)  You, on behalf of the Underwriters, represent and warrant that
(i) the information set forth in the last paragraph on the outside front cover page, in the ___ and ____ paragraphs under the caption "Underwriting" and in the table included in the section entitled "Underwriting," which identifies the underwriters and the allocation of the shares among them, in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and that the statements made therein are correct and do not omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading, and (ii) the Underwriters have not distributed and will not distribute prior to the Closing Date or on any Option Closing Date, as the case may be, any offering material in connection with the offering and sale of the shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and other materials permitted by the Act.

     6.   DELIVERY OF AND PAYMENT FOR THE SHARES.

          (A) Delivery of certificates for the Firm Shares and the Option Shares (if the option granted pursuant to Section 4(c) hereof shall have been exercised not later than 11:00 a.m., California time, on the date at least two business days preceding the Closing Date), and payment therefor, shall be made at the offices of Cooley Godward LLP, 4365


                                     13.

Executive Drive, Suite 1100, San Diego, CA 92121-2128 at 6:00 a.m., California time, on the fourth business day after the date of this Agreement (the "Closing Date").

          (B) If the option granted pursuant to Section 4(c) hereof shall be exercised after 11:00 a.m., California time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of this Agreement, delivery of certificates for the Option Shares, and payment therefor, shall be made at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2128 at 6:00 a.m., California time, on the third business day after the exercise of such option.

          (C) Payment for the Shares purchased from the Company shall be made at the Closing to the Company or its order, and payment for the Shares purchased from the Selling Stockholders shall be made at the Closing to the custodian, for the account of the Stockholders, in each case by wire transfer of funds. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least three business days before the Closing Date, in the case of Firm Shares, and at least two business days prior to the Option Closing Date, in the case of the Option Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at a location in New York, New York, designated by the Underwriters not less than one full business day prior to the Closing Date or, in the case of the Option Shares, by 3:00 p.m., New York time, on the business day preceding the Option Closing Date.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company or to the custodian for the account of the Selling Stockholders for shares to be purchased by any Underwriter whose funds shall not have been received by you on the Closing Date or any later Option Closing Date. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     7. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

          (A) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a), the Company will


                                     14.

provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed.
The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the reasonable opinion of counsel to the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing or which is not in compliance with the Act and Rules and Regulations or the provisions of this Agreement.

          (B) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (C) The Company will cooperate with you in endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for


                                     15.

purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation, or to execute a general consent to service of process in any jurisdiction, or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified, the Company will make and file such statements, reports and other documents in each year as are or may be reasonably required by the laws of such jurisdictions so as to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares, or as otherwise may be required by law.

          (D) The Company will furnish to you, as soon as available, copies of the Registration Statement (including all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

          (E) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and covering a twelve-month period beginning after the effective date of the Registration Statement, and will advise you in writing when such statement has been made available.

          (F) During a period of five years after the date hereof, the Company, as soon as practicable after the end of each respective period, will furnish to its stockholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its stockholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its stockholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's stockholders; (ii) concurrently with the furnishing thereof to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; (iii) concurrently with the furnishing of such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the Nasdaq National Market by the Company (except for documents for which confidential treatment is requested); and (v) every material press release and every material news item or article in respect of the Company


                                     16.

or its affairs which was generally released to stockholders or prepared for general release by the Company. During such five-year period, if the Company shall have any active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

          (G) Prior to or simultaneously with the execution and delivery of this Agreement, the Company will obtain an agreement from each beneficial owner of the Company's Common Stock and from each option holder (in each case as specified by the Representatives) holding options exercisable within 180 days of the effective date of the Registration Statement providing that such person will not, commencing on the effective date of the Registration Statement and continuing until the expiration of 180 days following the effective date of the Registration Statement, without the prior written consent of UBS Securities LLC:
(i) offer, sell, contract to sell, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into, or exchangeable for, shares of Common Stock, or warrants or other rights to purchase shares of Common Stock of which such person is, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended); or (ii) exercise any registration rights, whether held by such person as of the date hereof or hereafter acquired, with respect to any shares of Common Stock; PROVIDED, HOWEVER, that, if such person is an individual, he or she may transfer shares by gift, will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively such person or a member of such person's immediate family, so long as any such transferee agrees in writing to be subject to the provisions of such lockup agreement.

          (H) The Company shall not, during the 180 days following the effective date of the Registration Statement, except with the prior written consent of UBS Securities LLC, file a registration statement covering any of its shares of capital stock, except that one or more registration statements on Form S-8 may be filed at any time following the effective date of the Registration Statement.

          (I) The Company shall not, during the 180 days following the effective date of the Registration Statement, except with the prior written consent of UBS Securities LLC, issue, sell, offer or agree to sell, grant, distribute or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any options, rights or warrants with respect to shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, other than (i) the sale of Shares hereunder, (ii) the grant of options or the issuance of shares of Common Stock under the Company's stock option plans or stock purchase plan, as the case may be, existing on the date hereof, (iii) the issuance of shares of Common Stock upon exercise of the currently outstanding options or warrants described in the Registration Statement.


                                      17.

          (J) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (K) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

          (L) The Company will use its best efforts to maintain listing of its shares of Common Stock on the Nasdaq National Market.

          (M) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (N) If at any time during the 180-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, consult with you in good faith regarding the necessity of disseminating a press release or other public statement responding to or commenting on such rumor, publication or event and, if the Company in its reasonable judgment determines that such a press release or other public statement is appropriate, the substance of any press release or other public statement.

     8. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders agrees with the Underwriters that:

          (A) Such Selling Stockholder will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, pledge, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible, or exchangeable for, Common Stock, or warrants or other rights to purchase shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). Notwithstanding the foregoing, if such Selling Stockholder is an individual, he or she may transfer shares of Common Stock during his or her lifetime or on death by gift, will, or intestacy, to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or member of his or her immediate family; PROVIDED, HOWEVER, that in any such case it shall be a condition


                                     18.

to any such transfer that any such transferee execute an agreement stating that the transferee is receiving and holding such Common Stock subject to the provisions of this Section 8(a), and there shall be no further transfer of such Common Stock except in accordance with this agreement.

          (B) Such Selling Stockholder agrees that, commencing on the date hereof and continuing until the expiration of 180 days following the effective date of the Registration Statement, such Selling Stockholder will not exercise any registration rights whether held by the Selling Stockholder as of the date hereof or hereafter acquired, with respect to any shares of Common Stock.

          (C) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (D) With respect to the Seller Shares set forth opposite its name on Schedule B hereto, to pay or cause to be paid all taxes, including the cost of original issue tax stamps, if any, on the transfer and sale of the Seller Shares and the fees and expenses of counsel and accountants retained by such Selling Stockholder, except such fees and expenses that are paid by the Company, if any. The Selling Stockholders will pay and save each Underwriter and any subsequent holder of the Seller Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Seller Shares. The Selling Stockholders acknowledge and agree that the Underwriters shall not be liable for any costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement, including, but not limited to, the expenses incident to the delivery of the certificates for the Seller Shares, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Seller Shares under the securities or blue sky laws of various jurisdictions, the filing fees payable in connection with the review of the offering of the Shares by the NASD, and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto. Each Selling Stockholder agrees to pay or cause to be paid its pro rata share (based on the percentage which the number of Seller Shares sold bears to the total number of Shares sold) of all underwriting discounts and commissions.

                                     19.

     9.   EXPENSES.

     The Company agrees with each Underwriter that:

          (A) The Company will pay and bear all costs, fees and expenses, on behalf of the Company and the Selling Stockholders, in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the reproduction of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Custody Agreement, the Power-of-Attorney, the Preliminary Blue Sky Memoranda and any Supplemental Blue Sky Memoranda and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any; the cost of all stock certificates representing the Shares and Transfer Agents' and Registrars' fees; the fees and disbursements of corporate, patent and regulatory counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and expenses incident to securing any required review and the cost of qualifying the Shares under the laws of such jurisdictions within the United States as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications); listing application fees of the Nasdaq National Market; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

          (B) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, the Company will, in addition to paying the expenses described in clause (a) above, reimburse the several Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of Underwriters' counsel) reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus and in otherwise investigating, preparing to market or marketing the Shares. The Company will in no event be liable to any of the several Underwriters for any loss of anticipated profits from the sale by them of the Shares.


                                     20.

     10.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

          The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date and any later Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (A) The Registration Statement shall have become effective not later than 7:00 a.m., California time, on the date following the date of this Agreement, or such later time or date as shall be consented to in writing by you. If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) and Rule 430A of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) and Rule 430A of the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

          (B) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

          (C) You shall have received, at no cost to you, on the Closing Date and on any later Option Closing Date, as the case may be, the opinion of Wilson Sonsini Goodrich & Rosati P.C., corporate counsel to the Company, dated the Closing Date or such later Option Closing Date, in substantially the form attached hereto on Appendix A, addressed to the Underwriters and with reproduced copies of signed counterparts thereof for each of the Representatives. You shall have received, at no cost to you, on the Closing Date, and on any later Option Closing Date, as the case may be, the opinion of Wilson Sonsini Goodrich & Rosati P.C., as counsel to the Selling Stockholders, dated the Closing Date or such later Option Closing Date, in the form attached hereto as Appendix B, addressed to the Underwriters and with reproduced copies of signed counterparts thereof for each of the Representatives. You shall have received, at no cost to you, on the Closing Date and on any later Option Closing Date, as the case may be, the opinions of Morgan, Lewis & Bockius and Sherman & Sterling, as counsel to the Company's foreign subsidiaries, dated the Closing Date or such later Option Closing


                                     21.

Date, in the form attached hereto as Appendix C, addressed to the Underwriters and with reproduced copies of signed counterparts thereof for each of the Representatives.

          (D) You shall have received from Cooley Godward LLP, Underwriters' Counsel, an opinion or opinions, dated the Closing Date or on any later Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all corporate proceedings undertaken by the Company and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as it may have reasonably requested for the purpose of enabling it to pass upon such matters.

          (E) You shall have received on the Closing Date and on any later Option Closing Date, as the case may be, a letter from Arthur Andersen LLP addressed to the Company and the Underwriters, dated the Closing Date or such later Option Closing Date, as the case may be, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five days prior to the Closing Date or any such later Option Closing Date, as the case may be, (i) confirming that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later Option Closing Date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from Arthur Andersen LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form reasonably satisfactory to the Representatives and their counsel.

          (F) You shall have received on the Closing Date and on any later Option Closing Date, as the case may be, a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date or such later date, to the effect that as of such date (and you shall be satisfied that as of such date):


                                     22.

               (I) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later Option Closing Date, as the case may be; and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later Option Closing Date, as the case may be;

               (II) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the Act;

               (III) They have carefully reviewed the Registration Statement and the Prospectus and, as of the effective date of the Registration Statement, to the best of such officer's knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein; and neither the Registration Statement nor any post-effective amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (IV) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth in such amendment or supplement; and

               (V) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
(A) any material adverse change in the properties or assets described or referred to in the Registration Statement and the Prospectus or in the condition (financial or otherwise), operations, business or prospects of the Company and its Subsidiaries, (B) any transaction which is material to the Company and its Subsidiaries, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, incurred by the Company or its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole, (D) any change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

          (G) You shall have received on the Closing Date and on any later Option Closing Date, as the case may be, a certificate dated as of the date of delivery, signed by the Attorneys for the Selling Stockholders to the effect that, as of the Closing Date, or any later option Closing Date, as the case may be, they have not been informed that:


                                      23.

               (I) The representations and warranties made by the Selling Stockholders herein are not true and correct in any material respect on the Closing Date or the Option Closing Date, as the case may be; and

               (II) The Selling Stockholders have not complied with any obligation or satisfied any condition which is required to be satisfied on the part of such Selling Stockholder at or prior to the Closing Date or the Option Closing Date, as the case may be.

          (H) The Company shall have furnished to you such further certificates and documents as you shall reasonably request as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          (I) The Firm Shares and the Option Shares, if any, shall have been approved for designation upon notice of issuance on the Nasdaq National Market.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     11. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND SELLING STOCKHOLDERS. The obligation of the Company and the Selling Stockholders to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     12.  INDEMNIFICATION AND CONTRIBUTION.

          (A) The Company and the Principal Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise, and the Company and the Principal Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other out-of-pocket expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue


                                     24.

statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission is contained in the third, fourth, seventh or eighth paragraph of the section of the Prospectus entitled "Underwriting," in the table included in the section entitled "Underwriting" which identifies the Underwriters and the allocation of the Shares among them, or the last paragraph of text on the cover page of the Prospectus, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person within the time required by the Act and the regulations thereunder and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (a) of Section 7 hereof, and (3) each Principal Stockholder shall only be liable under this paragraph with respect to (A) information pertaining to such Principal Stockholder furnished by or on behalf of such Principal Stockholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Principal Stockholder set forth in Section 2 hereof. In no event, however, shall the liability of any Principal Stockholder for indemnification under this Section 12(a) exceed the lesser of (A) the aggregate net proceeds received by such Principal Stockholder upon the sale of the shares by such Principal Stockholder to the Underwriters and (B) the proportion of the aggregate losses, claims, damages, or liabilities indemnified against which equals the proportion which the number of shares being sold by such Principal Stockholder bears to the total number of shares being sold by the Company and all Selling Stockholders. The indemnity agreement of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless


                                     25.

of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Shares.

          (B) Each Underwriter severally agrees to indemnify and hold harmless the Company and each Selling Stockholder, each of their respective executive officers, each of their respective directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or each Selling Stockholder any such other Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission is contained in the third, fourth, seventh or eighth paragraph of the section of the Prospectus entitled "Underwriting" or the last paragraph on the cover page of the Prospectus.
The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (C)  Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 11 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (a "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission


                                     26.

so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and
(ii) in any event, the indemnified party or parties shall be entitled, at its or their own expense, to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. It is understood that the indemnifying parties shall not, in respect of the legal defenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act.
 If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 11 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other


                                     27.

expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. The indemnifying party or parties shall not be liable for any settlement of any proceeding effected without its or their written consent.

        (D) If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 11, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 11
(i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company or the Selling Stockholders, as the case may be, and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation to defend or defense against any action or claim which is the subject of this paragraph (e). Notwithstanding the provisions of this paragraph (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations


                                     28.

in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (d) of this Section 11).

          (E) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (F) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 11, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 11 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     13. TERMINATION. This Agreement may be terminated by you at any time on or prior to the Closing Date or on or prior to any later Option Closing Date, as the case may be, without any liability on the part of the Underwriters to the Company or the Selling Stockholders (i) if the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to the Closing Date, or on or prior to any later Option Closing Date, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, by such trading exchanges or by order of the Commission or any other


                                     29.

governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to have a Material Adverse Effect regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in the reasonable judgment of the Representatives makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have occurred an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or other national or international calamity, hostilities or crisis or the declaration by the United States of a national emergency which, in the reasonable judgment of the Representatives, adversely affects the marketability of the Shares, or (vi) if since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have occurred any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the business affairs, management, or business prospects of the Company, whether or not arising in the ordinary course of business, or (vii) if any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted, published, decreed or otherwise promulgated which in the reasonable judgment of the Representatives materially and adversely affects or will materially and adversely affect the business or operations of the Company, or trading in the Common Stock shall have been suspended, or (viii) there shall have occurred a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or (ix) action shall be taken by any foreign, federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable judgment of the Representatives, has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated in accordance with this Section 12, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 9.

     If you elect to terminate this Agreement as provided in this Section 12, the Company shall be notified promptly by you by telephone, facsimile or telegram, confirmed by letter.

     14.  REIMBURSEMENT OF CERTAIN EXPENSES.

          (A)  In addition to their other respective obligations under
Section 11 of this Agreement, the Company and the Selling Stockholders jointly and severally hereby agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other


                                     30.

expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 11 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 13 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          (B) In addition to their other obligations under Section 11 of this Agreement, the Underwriters hereby agree to reimburse on a quarterly basis the Company and the Selling Stockholders for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (c) of Section 11 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 13 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the Company or the Selling Stockholders, as they case may be, shall promptly refund it and (ii) the Company and the Selling Stockholder shall provide to the Underwriters, upon request, reasonable assurances of its ability to effect any refund, when and if due.

     15. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 11 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said
Section 11, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

     16. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: [_______________________________]; and if to the
Company, shall be mailed, telegraphed or delivered to it at its office, 12670 High Bluff Drive, San Diego, California 92130, Attention: Richard T. Nelson, with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention: Douglas H. Collom. All notices given by telegraph shall be promptly confirmed by letter.


                                     31.

     17. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(i) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its respective directors of officers, and (ii) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     You will act as Representatives of the several Underwriters in all dealings with the Company under this Agreement, and any action under or in respect of this Agreement taken by you jointly or by UBS Securities LLC, as Representatives, will be binding upon all of the Underwriters.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

              [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                     32.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.
                                     Very truly yours,

                                     PEREGRINE SYSTEMS, INC.



                                     By:
                                         ---------------------------
                                         Alan H. Hunt, President and
                                         Chief Executive Officer


The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.


UBS SECURITIES LLC
OPPENHEIMER & CO., INC.


By:  UBS SECURITIES LLC



By: ______________________________

Title: ______________________________


Acting on behalf of the several
Underwriters, including themselves,
named on SCHEDULE A hereto.

                                     33.

                                  SCHEDULE A
                                 UNDERWRITERS


                                                          NUMBER OF SHARES
UNDERWRITERS                                               TO BE PURCHASED

UBS Securities LLC................................

Oppenheimer & Co., Inc............................








                                              Total           3,000,000
                                                              =========

                                   SCHEDULE B

                              SELLING STOCKHOLDERS

NAME OF STOCKHOLDER                            SELLER SHARES     OPTION SHARES
-------------------                            -------------     -------------

JMI Equity Fund, L.P.*                            84,000             48,500
John J. Moores*                                  384,000            221,500
John J. Moores as trustee for
  Britton Lee Baas Trust*                          5,500              3,200
  Christopher Nathan Baas Trust*                   5,500              3,200
  Michael Baas & Debra Baas 1991 Trust*           18,900             11,000
  Patrick Baas & Rosario Baas 1991 Trust*         22,700             13,200
  Roseanne Elaine Baas Trust*                      5,500              3,200
  Seth Joseph Baas Trust*                          5,500              3,200
  Toni Louise Cruse 1994 Trust*                    1,200                700
  Anthony Kent Moores 1991 Trust*                 18,900             11,000
  Avery Katherine Moores 1994 Trust*               7,800              4,600
  Barry Alexander Moores 1993 Trust*               7,800              4,600
  Barry Owen Moores 1991 Trust*                   18,900             11,000
  Benjamin Hunter Moores 1996 Trust*               2,200              1,200
  Jennifer Ann Moores Trust*                      39,325             23,000
  John Jay Moores, Jr. Trust*                     39,325             23,000
  Melissa Kristen Moores Trust*                    5,500              3,200
  Jason Brian Shulman Trust*                       5,500              3,200
  Molly Moores Shulman 1991 Trust*                18,900             11,000
  Rachel Erin Shulman Trust*                       5,500              3,200
  Clare C. Toner Trust*                            1,500                900
  David A. Toner Trust*                            1,500                900
  Dorothy B. Williams Trust*                       1,100                650
Christopher A. Cole*                              35,000             20,000
James W. Butler*                                  55,000                  0
Charles H. Rudolph*                               40,000                  0
Douglas S. Powanda*                                    0             20,000
Marc Rochkind                                     16,000                  0
Robert Ashton                                     25,000                  0
Donald Odom                                        6,000                  0
Norris Merritt                                    15,000                  0
Dorothy B. Williams as trustee for
  Heath Dylan Lubojasky 1990 Trust                   725                425
  Kiley Diane Lubojasky 1990 Trust                   725                425

-------------------------------
* Denotes Principal Stockholder

                                   APPENDIX A

     1.   Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

          Wilson Sonsini Goodrich & Rosati P.C. shall opine to the effect that:

          (A) The Company has been duly organized and is validly existing as a corporation, and is in good standing under, the laws of the State of Delaware. Peregrine Bridge Subsidiary, Inc. ("Domestic Subsidiary") has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction in which it operates;

          (B) Each of the Company and Domestic Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each of the Company and Domestic Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect;

          (C) To the best of our knowledge, other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity. All of the outstanding shares of capital stock of Domestic Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company;

          (D) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" as of the dates stated therein; the authorized shares of the Company's Common Stock have been duly authorized; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive right under the Company's charter documents, or to such counsel's knowledge, any co-sale right, registration right, right of first refusal or other similar right set forth in any agreement to which the Company is a party (except for registration rights waived in connection with this offering);

          (E) The Shares to be issued by the Company pursuant to this Agreement have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, validly issued, fully paid and nonassessable, and the shareholders of the Company do not have any preemptive right under the Company's charter documents, or, to such counsel's knowledge, any co-sale right, registration right, right of first refusal or other similar right set forth in any agreement to which the Company is a party (except for registration rights waived in connection with

                                     A-1.

this offering), which rights have not previously been waived, in connection with the purchase or sale of any of the Shares;

          (F) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares or the Option Shares, as the case may be, to be issued and sold by it hereunder;

          (G) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally or general equitable principles;

          (H) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

          (I) The Registration Statement, all Preliminary Prospectuses, the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules or statistical information included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations, and, to our knowledge, there are no agreements, contracts, leases or documents of a character required to be described in, or filed as an exhibit to, the Registration Statement which are not described or filed as required by the Act and the applicable Rules and Regulations;

          (J) The terms and provisions of the capital stock of the Company conform to the description thereof contained in the Registration Statement and the Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects, and the form of certificate evidencing the Common Stock complies with the applicable provisions of Delaware law;

                                     2.

          (K) The statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations, including the Delaware General Corporation Law and the description of the certificate of incorporation and bylaws, are accurate and fairly and correctly present the information required to be presented by the Act or the Rules and Regulations in all material respects; and such counsel does not know of any statutes, rules or regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required;

          (L) The statements under the captions "Risk Factors - Shares Eligible for Future Sale," "Management - Employment Agreements," "Management - Stock Option Plans," "Shares Eligible for Future Sale" and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters; provided that such counsel shall be entitled to rely on representations of the Company with respect to certain factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects;

          (M) The execution, delivery and performance of this Agreement and the consummation of the transactions therein contemplated do not and will not (a) result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, any agreement or document filed as an exhibit to the Registration Statement, or any United States federal or state statute, rule or regulation applicable to the Company (except that no opinion need to be expressed with respect to compliance with federal and state securities laws) or (b) to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, any agreement of the Company included as an exhibit to the Registration Statement or (c) to the knowledge of such counsel, result in a violation or breach of, or constitute a default under, any applicable license, authorization, approval, permit, judgment, franchise, order, writ or decree of any court or governmental agency or body having jurisdiction over the Company;

          (N) The Company has the corporate power and authority to own or lease all of the assets owned or leased by it and to conduct its business, in each case as described in the Registration Statement and the Prospectus, except where failure to have such power and authority would not have a Material Adverse Effect;

          (O) No authorization, approval, consent, order, designation or declaration of or filing by or with any governmental authority or agency is necessary in

                                     3.

connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions therein contemplated, except such as may have been obtained under the Act and the Rules and Regulations or such as may be required under state securities or Blue Sky laws or by the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

          (P) To such counsel's knowledge, there are no pending or threatened actions, suits, claims, proceedings or investigations of a character required to be disclosed in the Registration Statement or the Prospectus under the Act or the applicable Rules and Regulations, other than those described therein;

          (Q) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having registration rights with respect to shares of Common Stock or other securities have, with respect to the offering contemplated hereby, waived such rights or such rights have otherwise been waived or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included such securities in the Registration Statement pursuant to the exercise of such rights;

          (R) The Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

     In addition, such counsel shall include a statement to the effect that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statements, financial and statistical data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later Option Closing Date, as the case may be, the Registration Statement or the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary

                                     4.

to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Counsel rendering the foregoing may rely as to questions of fact upon representations or certificates of officers of the Company and of governmental officials, as the case may be, in which case its opinion is to state that it is so doing and that it has no actual knowledge of any material misstatement or inaccuracy in such opinions, representations or certificates, and that they believe that they and the Underwriters are justified in relying on such opinions or certificates. In connection with any opinion relating to the Underwriting Agreement to which the laws of the State of New York apply, counsel may assume that the laws of the State of California apply. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                                     5.

                                  APPENDIX B

     2.   Opinion of Wilson Sonsini Goodrich & Rosati P.C.

          Wilson Sonsini Goodrich & Rosati P.C. shall opine to the effect that:

          (A) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

          (B) The execution and delivery by each of the Selling Stockholders of, and the performance by each such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not result in (i) any violation of the Selling Stockholder's organizational documents, (ii) the breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which its properties are bound, (iii) the breach or violation of any federal, California or, to the best of our knowledge, local statute, rule or regulation; provided however, that no opinion need be rendered concerning state securities or Blue Sky laws, or (d) to the best of such counsel's knowledge, the breach or violation of any judgment, order, writ or decree of any government, arbitrator, court, regulatory body or administrative agency, or other governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or operations;

          (C) No authorization, approval or consent of any regulatory body or administrative agency or other governmental agency or body is necessary in connection with the performance of this Agreement and consummation of the transactions herein contemplated by the Selling Stockholders, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

          (D) Each of the Underwriters who has purchased Seller Shares (assuming they have purchased such shares in good faith and without notice of any adverse claim within the meaning of the applicable Uniform Commercial Code), upon payment for such Seller Shares, has received good and valid title to such Seller Shares, free and clear of any security interests, claims, liens, and encumbrances, except for security interests, claims, liens, and encumbrances created or imposed by, or in favor of, the Underwriters; and

          (E) Each of the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and is a valid and binding agreement of each Selling Stockholder, enforceable in accordance

                                     B-1.

with its terms except as to (i) rights to indemnity and contribution hereunder which may be limited by applicable law, (ii) bankruptcy and laws relating to the rights and remedies of creditors generally, and (iii) the availability of equitable remedies.

Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of the Selling Stockholders or officers of the Selling Stockholders no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Representatives of the Underwriters, and to Underwriters' counsel.

                                     2.

                                 APPENDIX C

                            PEREGRINE SYSTEMS, INC.

                         FOREIGN COUNSEL LEGAL OPINIONS

     1. [Foreign Subsidiary] has been duly incorporated and is validly existing, duly qualified to conduct business and in good standing under the laws of [Country].

     2. [Foreign Subsidiary] has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted.

     3. [Foreign Subsidiary] has an authorized capitalization of ___________ shares, of which __________ shares are issued and outstanding. All the issued shares of the capital stock of [Foreign Subsidiary] have been duly and validly authorized and issued and are fully paid and nonassessable and are owned directly or indirectly by Peregrine Systems, Inc. ("Peregrine"), free and clear of all liens, encumbrances, equities or claims.

     4. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the capital stock of [Foreign Subsidiary] pursuant to the charter or bylaws of [Foreign Subsidiary], nor any agreement or other instrument known to us providing for such rights or restrictions.

     5. To the best of our knowledge, there are no legal or governmental proceedings pending to which [Foreign Subsidiary] is a party or of which any property or assets of [Foreign Subsidiary] are subject which, if determined adversely to [Foreign Subsidiary], would have a material adverse effect on the business, operating results or financial condition of [Foreign Subsidiary] and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities in [Country] or threatened by others.

     6. The issue and sale to the public of shares of Common Stock of Peregrine, pursuant to a Registration Statement on Form S-1 filed with and declared effective by the United States Securities and Exchange Commission, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known by us to which [Foreign Subsidiary] is a party or by which [Foreign Subsidiary] is bound or to which any of the property or assets of [Foreign Subsidiary] is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of [Foreign Subsidiary] or any statute, order, rule or regulation known to us to be applicable to [Foreign Subsidiary] under the laws of [Country].

                                     3.